Exhibit 3.1
AMENDED AND RESTATED
BYLAWS
OF
ROYAL GOLD, INC.
ARTICLE I
Offices
     Section 1. Business Offices. The principal office of the Corporation shall be located in Denver, Colorado. The Corporation may also have offices at such other places both within and without the State of Delaware and the State of Colorado as the board of directors may from time to time determine or the business of the Corporation may require.
     Section 2. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The registered office may be changed from time to time by the board of directors.
ARTICLE II
Stockholders
     Section 1. Annual Meeting. An annual meeting of the stockholders shall be held on the first Wednesday in the month of November in each year, or on such other date as may be determined by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated for any annual meeting of the stockholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be. Failure to hold an annual meeting as required by these bylaws shall not invalidate any action taken by the board of directors or officers of the Corporation.
     Section 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the chairman, chief executive officer, president, or by the board of directors. The business permitted to be conducted at any special meeting of the stockholders is limited to the purpose or purposes specified in the notice.
     Section 3. Place of Meeting. Each meeting of the stockholders shall be held at the principal office of the Corporation or at such other place, either within or outside Delaware or Colorado, as may be designated in the notice of meeting. Notwithstanding the foregoing, the board of directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held by means of remote communication.
     Section 4. Business Conducted at Annual Meeting. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors,

(b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder.
For business, including nomination of a candidate for the board of directors, to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety days nor more than one hundred twenty days prior to the meeting; provided, however, that in the event that less than one hundred days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and if such business is the nomination of a person or persons for election or re-election as a director, all of the information relating to such person or persons that would be required to be disclosed in solicitations of proxies for election of directors, and in all cases such disclosures shall comply with the requirements applicable for a proxy statement under Schedule 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (d) any material interest of the stockholder in such business, and (e) whether such stockholder, alone or as part of a group, intends to solicit or participate in the solicitation of proxies from the stockholders of the Corporation regarding this matter. In addition, a stockholder seeking to bring an item of business before the annual meeting shall promptly provide any other information reasonably requested by the Corporation.
A stockholder who seeks to have any proposal included in the Corporation’s proxy materials must provide notice as required by and otherwise comply with the applicable requirements of the rules and regulations under the Exchange Act.
Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting and no person shall be eligible for election as a director by means of stockholder nomination except in accordance with the procedures set forth in this Section 4. The chairman or other presiding officer of an annual meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 4 and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
     Section 5. Fixing Date for Determination of Stockholders of Record. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful action, the board of directors may fix, in advance, a date as the record date for any such determination of stockholders, which date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed by the board of directors, then the record date shall be: (a) for determining stockholders entitled to notice of or to vote at a meeting of stockholders, the close of business on the day next preceding the day on which notice is given, or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held and (b) for determining stockholders for any other purpose, the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.
     Section 6. Notice of Meeting. Written notice stating the place, if any, the day and hour of the meeting, the means of remote communication, if any, by which stockholders or proxyholders may be deemed present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, except to the extent that such notice is waived or is not required as provided in the General Corporation Law of the Sate of Delaware or these bylaws. Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Sections 222 and 232 (or any successor section or sections) of the General Corporation Law of the State of Delaware. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Without limiting the foregoing, any notice to stockholders given by the Corporation pursuant to these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given.
When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
     Section 7. Voting Lists. The officer who has charge of the stock books of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, if any, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, if any. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

     Section 8. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.
     Section 9. Quorum and Required Vote. Except as otherwise provided by statute or by the certificate of incorporation, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time in accordance with Section 5 of this Article, until a quorum shall be present or represented.
Except as otherwise provided by law, the certificate of incorporation or these bylaws, the affirmative vote of a majority of the shares represented at a meeting at which a quorum is present and entitled to vote on the subject matter shall be the act of the stockholders on matters other than the election of directors.
Except as provided in Section 3 of Article III or as otherwise required by law or by the certificate of incorporation, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of stockholders voting on the election of directors, a majority of the votes cast means that the number of shares voted “for” a director must exceed 50% of the votes cast with respect to that director. If a nominee who is already serving as a director is not elected, the director shall offer to tender his or her resignation to the Board. The Compensation, Nominating and Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Compensation, Nominating and Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board’s decision.
If authorized by the board of directors, and subject to such guidelines as the board of directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at such meeting whether such meeting is held at a designated place or solely by means of remote communication, provided that (a) the Corporation implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (b) the Corporation implements reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (c) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action is maintained by the Corporation.

     Section 10. Voting of Shares. Unless otherwise provided in the certificate of incorporation and subject to the provisions of Section 4 of this Article, each stockholder shall be entitled to one vote for each share of capital stock having voting rights held by such stockholder. In the election of directors each record holder of stock entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has the right to vote. Cumulative voting shall not be allowed.
     Section 11. Voting of Shares by Certain Holders. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent such shares and vote thereon. If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall be as set forth in the General Corporation Law of the State of Delaware.
     Section 12. Action Without a Meeting. Unless otherwise provided in the certificate of incorporation and subject to the provisions of these bylaws, any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (which consent may be signed in counterparts). No consent shall be deemed to have been delivered until such consent is delivered to the Corporation in accordance with Section 228(d)(1) of the General Corporation Law of the State of Delaware. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
     Section 13. Fixing Date for Determination of Stockholders of Record for Action Without a Meeting. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary of the Corporation, request the board of directors to fix a record date. The board of directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the board of directors within ten days after the date on which such request if received, and no prior action by the board of directors is required by applicable law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, to its principal place of business, or to an officer or agent of the Corporation having custody of the books in which proceedings of stockholders meetings are recorded, to the attention of the secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.
In the event a disclosure or proxy statement or other written materials are distributed to shareholders whose consents are being solicited, such disclosure or proxy statement or other written materials shall be delivered to the Corporation at its principal place of business to the attention of the Secretary no later than the date such materials are first distributed to any shareholder whose consent is being or will be solicited.
For so long as the Corporation has a class of equity securities registered under the Exchange Act, any request to the board of directors to fix a record date shall be accompanied by disclosure relating to the action taken or proposed to be taken, which disclosure shall comply with the disclosure requirements of Section 14 of the Exchange Act and the regulations promulgated thereunder and which shall provide the Corporation with such information as may be necessary for it to comply with its obligations under the Exchange Act.
ARTICLE III
Board of Directors
     Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its board of directors, except as otherwise provided in the General Corporation Law of the State of Delaware or the certificate of incorporation.
     Section 2. Number, Tenure and Qualifications. The board of directors of the Corporation shall consist of such number of directors as may be determined from time to time by the board, but such number shall not be less than three nor more than nine. Directors shall be divided into three classes and elected as provided in Article Seventh of the certificate of incorporation at each annual meeting of stockholders, except as provided in Section 3 of this Article. Each director shall hold office until his successor shall have been elected and qualified or until his earlier death, resignation or removal. Directors need not be residents of Delaware or stockholders of the Corporation. Directors shall be removable in the manner provided by the statutes of Delaware.
     Section 3. Vacancies. Any director may resign at any time by giving written notice to the Corporation. A director’s resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy or newly created directorship resulting from any increase in the authorized number of directors may be filled by a majority of directors then in office, although less than a quorum, or by a sole remaining director, and a director so chosen shall hold office until the next election of directors of the class of which such director is a part and until his successor is duly elected and qualified, unless sooner displaced. If at any time, by reason of death, resignation or other cause, the Corporation should have no directors in office, then an election of directors may be held in the manner provided by law. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next election of directors of the class of which he is a part, and until his successor is duly elected and qualified.
     Section 4. Regular Meetings. A regular meeting of the board of directors shall be held immediately after and at the same place as the annual meeting of stockholders, or as soon as practicable thereafter at the time and place, either within or without Delaware or Colorado, determined by the board for the purpose of electing officers and for the transaction of such other business as may come before the meeting. The board of directors may provide by resolution the time and place, either within or outside Delaware or Colorado, for the holding of additional regular meetings.
     Section 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman, the chief executive officer, or the president, or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or outside Delaware or Colorado, as the place for holding any special meeting of the board of directors called by them.
     Section 6. Notice. Notice of every meeting of the board of directors shall be given to each director at his usual place of business or at such other address as shall have been furnished by him for such purpose. Such notice shall be properly and timely given if it is (a) deposited in the United States mail not later than the fifth calendar day preceding the date of the meeting, or (b) personally delivered, telegraphed, sent by either facsimile transmission, electronic mail (effective when directed to an electronic mail address of the director), or other electronic transmission (as defined in Section 232(c) of the General Corporation Law of the State of Delaware and effective when directed to the director), or communicated by telephone or in person at least twenty-four hours before the time of the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.
     Section 7. Quorum and Voting. A majority of the number of directors fixed by Section 2 of this Article, present in person, shall constitute a quorum for the transaction of business at any meeting of the board of directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. No director may vote or act by proxy at any meeting of the board of directors.
     Section 8. Committees. The board of directors may, by one or more resolutions, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.
     Section 9. Compensation. Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors, which may include, among other forms of compensation determined by the board of directors, a fixed sum for attendance at each meeting of the board of directors, a stated salary as director, an annual retainer as director, and equity compensation as director. Additionally, the board of directrors shall be paid their expenses, if any, of attendance at each meeting. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of any committee of the board may be allowed compensation for attending committee meetings.
     Section 10. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the board or committee.
     Section 11. Participation in Meetings by Telephone. Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation in a meeting in such manner shall constitute presence in person at the meeting.
ARTICLE IV
Officers and Agents
     Section 1. Number and Qualifications. The officers of the Corporation shall be a chairman, a chief executive officer, a president, a secretary, a chief financial officer, and a treasurer. The board of directors may also elect or appoint such other officers, assistant officers, and agents, including one or more vice-presidents, assistant secretaries, and assistant treasurers, as they may consider necessary. Any number of offices may be held by the same person, except that no person may simultaneously hold the offices of president and secretary.
     Section 2. Election and Term of Office. The officers of the Corporation shall be elected by the board of directors annually at the first meeting of the board held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as reasonably practicable. Each officer shall hold office until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.
     Section 3. Salaries. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving a salary by reason of the fact that he is also a director of the Corporation.
     Section 4. Removal. Any officer or agent elected or appointed by the board of directors may be removed at any time by the board whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in itself create contract rights.
     Section 5. Vacancies. Any officer may resign at any time, subject to any rights or obligations under any existing contracts between the officer and the Corporation, by giving notice to the Corporation. An officer’s resignation shall take effect at the time stated therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in any office by death, resignation, removal or otherwise shall be filled by the board of directors for the unexpired portion of the term.
     Section 6. Authority and Duties of Officers. The officers of the Corporation shall have the authority and shall exercise the powers and perform the duties specified below, and as may be additionally specified by the chairman, president, or chief executive officer, the board of directors or these bylaws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law:
          (a) Chairman. At the discretion of the board of directors, the chairman may be either an executive officer of the Corporation (an “Executive Chairman”) or any member of the board of directors. The chairman shall (when present) preside at all meetings of the board of directors and stockholders, and shall ensure that all orders and resolutions of the board of directors and stockholders are carried into effect. The board of directors may delegate such other authority and assign such additional duties to the chairman as it may from time to time determine. If the chairman is an Executive Chairman, he may execute contracts, deeds and other instruments on behalf of the Corporation.
          (b) President or the Chief Executive Officer. Subject to the direction and control of the board of directors and the supervisory powers, if any, as may be given by the board of directors to the chairman, the chief executive officer or the president shall have general supervision, direction, and control of the business and officers of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of the chief executive officer or the president. In the absence, refusal or incapacity of the chairman, the chief executive officer or the president and shall perform the duties of such office. The chief executive officer or the president may execute contracts, deeds and other instruments on behalf of the Corporation.
          (c) Vice-President. The vice-president, if any, (or if there is more than one then each vice-president) shall assist the chairman, the chief executive officer, or the president and shall perform such duties as may be assigned to him by the chairman, the chief executive officer, or the president, and the board of directors. The vice-president, if there is one (or if there is more than one then the vice-presidents in the order designated or if there be no such designation, then the vice-presidents in order of their election) shall, at the request of the chief executive officer, or the president or in his absence or inability or refusal to act, perform the duties of the chief executive officer or the president, and when so acting shall have all the powers of and be subject to all the restrictions upon the chief executive officer or the president. Any vice-president may execute contracts, deeds and other instruments on behalf of the Corporation.
          (d) Secretary and Assistant Secretaries. The secretary shall: (i) record or cause to be recorded the proceedings of the meetings of the stockholders, the board of directors and any committees of the board of directors in a book to be kept for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the Corporation; (iv) keep at the Corporation’s registered office or principal place of business a record containing the names and addresses of all stockholders and the number and class of shares held by each, unless such a record shall be kept at the office of the Corporation’s transfer agent or registrar; (v) have general charge of the stock books of the Corporation, unless the Corporation has a transfer agent; and (vi) in general, perform all other duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the chief executive officer, president, chairman or the board of directors. The assistant secretary, if there is one (or if there is more than one then the assistant secretaries in the order designated or if there be no such designation, then the assistant secretaries in order of their election) shall, at the request of the secretary, or in his absence or inability or refusal to act, perform the duties of the secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the secretary.
          (e) Chief Financial Officer, Treasurer and Assistant Treasurers. If the board of directors elects not to provide for a separate chief financial officer and treasurer, the chief financial officer shall: (i) have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the Corporation and deposit the same in accordance with the instructions of the board of directors; (ii) receive and give receipts and acquittances for moneys paid in on account of the Corporation, and pay out of the funds on hand all bills, payrolls and other just debts of the Corporation of whatever nature upon maturity; (iii) be the principal accounting officer of the Corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit, and prepare and furnish to the chief executive officer, the president and the board of directors statements of account showing the financial position of the Corporation and the results of its operations; (iv) upon request of the board, make such reports to it as may be required at any time; and (v) perform all other duties incident to the office of chief financial officer and such other duties as from time to time may be assigned to him by the chief executive officer, president or the board of directors. If the board of directors elects to provide for a separate chief financial officer and treasurer, the treasurer shall have the duties identified in subparts (i) and (ii) of this paragraph and the chief financial officer shall have the duties identified in subparts (iii), (iv), and (v) of this paragraph. The assistant treasurer, if there is one (or if there is more than one then the assistant treasurers in the order designated or if there be no such designation, then the assistant treasurers in order of their election) shall, at the request of the chief financial officer or the treasurer, or in their absence or inability or refusal to act, perform the duties of the treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the treasurer.
     Section 7. Surety Bonds. The board of directors may require any officer or agent of the Corporation to execute to the Corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.
ARTICLE V
Stock
     Section 1. Issuance of Shares. The issuance or sale by the Corporation of any shares of its authorized capital stock of any class, including treasury shares, shall be made only upon authorization by the board of directors, except as otherwise may be provided by statute.
     Section 2. Certificates. The shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. To the extent that shares are represented by certificates, such certificates shall be in the form authorized by the board of directors. In order to certify the number of shares owned in the Corporation, any such certificates shall be signed in the name of the Corporation by (a) the chairman, chief executive officer, president, or a vice-president, and (b) the chief financial officer, the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Certificates of stock shall be consecutively numbered and shall be in such form consistent with law as shall be prescribed by the board of directors.
     Section 3. Payment for Shares. Shares shall be issued for such consideration (but not less than the par value thereof) as shall be determined from time to time by the board of directors. Treasury shares shall be disposed of for such consideration as may be determined from time to time by the board. Such consideration shall be paid in such form and in such manner as the directors shall determine. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration shall be conclusive. The capital stock issued by the Corporation shall be deemed to be fully paid and non-assessable stock if: (a) the entire amount of the consideration has been received by the Corporation in the form of cash, services rendered, personal property, real property, leases of real property or a combination thereof; or (b) not less than the amount of the consideration determined to be capital pursuant to statute has been received by the Corporation in such form and the Corporation has received a binding obligation of the subscriber or purchaser to pay the balance of the subscription or purchase price; provided, however, nothing contained herein shall prevent the board of directors from issuing partly paid shares pursuant to statute.

     Section 4. Lost Certificate. In case of the alleged loss, destruction or mutilation of a certificate of stock the board of directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The board of directors may in its discretion require a bond in such form and amount and with such surety as it may determine, before issuing a new certificate.
     Section 5. Transfer of Shares. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation upon authorization of the registered holder thereof, or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Corporation’s secretary or a transfer agent for such stock, if any, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power (or by proper evidence of succession, assignment or authority to transfer) and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. The person in whose name shares are registered on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Corporation’s secretary or to such transfer agent, such fact shall be stated in the entry of transfer. No transfer of shares shall be valid against the Corporation, or its stockholders and creditors, for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from whom and to whom transferred.
     Section 6. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
     Section 7. Transfer Agents, Registrars and Paying Agents. The board of directors may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the Corporation. Such agents and registrars may be located either within or outside Delaware or Colorado. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.
ARTICLE VI
Indemnification of Directors, Officers, Employees and Agents
     Section 1. General Scope. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as it presently exists or may hereafter be amended (except that if such amendment narrows the ability of a Delaware corporation to provide such indemnity, such amendment shall, unless required by law, have no effect on this Article or the rights and obligations created under this Article), any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, (a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, against all expenses, liability and loss (including attorneys’ fees), reasonably incurred by such person. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the board of directors of the Corporation.
     Section 2. Advance Expenses. Subject to any applicable laws, the Corporation shall pay the expenses (including attorneys’ fees) incurred by an officer or director of the Corporation in defending any proceeding in advance of its final disposition, provided, however, that the payment of such expenses shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified.
     Section 3. Non-Contravention and Non-Exclusivity. The rights conferred on any person by this Article shall not contravene the provisions of any applicable laws and such rights shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, agreement, vote of stockholders or disinterested directors, or otherwise.
     Section 4. Contribution. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise shall not be interpreted so as to duplicate any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.
     Section 5. Insurance. The Corporation may purchase and maintain insurance to protect itself and any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.
     Section 6. Continuation of Rights. The rights provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person. Subject to any applicable laws, all rights provided by or granted pursuant to this Article shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article shall not in any way diminish any rights to indemnification of such directors, officers, employees or agents, or the obligations of the Corporation arising hereunder.

ARTICLE VII
Miscellaneous
     Section 1. Waivers of Notice. Whenever notice is required to be given by law, by the certificate of incorporation or by these bylaws, a written waiver thereof, signed by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting or (in the case of a stockholder) by proxy shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.
     Section 2. Presumption of Assent. A director or stockholder of the Corporation who is present at a meeting of the board of directors or stockholders at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent of such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director or stockholder who voted in favor of such action.
     Section 3. Voting of Securities by the Corporation. Unless otherwise provided by resolution of the board of directors, on behalf of the Corporation the chief executive officer, president, or any vice-president shall attend in person or by substitute appointed by him, or shall execute written instruments appointing a proxy or proxies to represent the Corporation at, all meetings of the shareholders of any other Corporation, association or other entity in which the Corporation holds any stock or other securities, and may execute written waivers of notice with respect to any such meetings. At all such meetings and otherwise, the chief executive officer, president, or any vice-president, in person or by substitute or proxy as aforesaid, may vote the stock or other securities so held by the Corporation and may execute written consents and any other instruments with respect to such stock or securities and may exercise any and all rights and powers incident to the ownership of said stock or securities, subject, however, to the instructions, if any, of the board of directors.
     Section 4. Seal. The corporate seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its organization and the words “Seal, Delaware”.
     Section 5. Fiscal Year. The fiscal year of the Corporation shall be as established by the board of directors.
     Section 6. Amendments. All bylaws of the Corporation shall be subject to amendment, alteration or repeal, and new bylaws may be made, by resolution adopted by a majority of the entire board of directors.

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